Exhibit 10.B

DEFERRED COMPENSATION PLAN
FOR DIRECTORS OF
VIAD CORP

AS AMENDED AND RESTATED
AUGUST 20, 2003

1.	ESTABLISHMENT AND CONTINUATION OF PLAN.

There was heretofore established, in recognition of the valuable services provided to Greyhound Dial Corporation by the individuals who serve as members of its Board of Directors, an unfunded plan of voluntary deferred compensation known as the “Directors Deferred Compensation Plan” (Plan). The Dial Corp, a Delaware corporation and successor by operation of law to Greyhound Dial Corporation, intends to distribute to its stockholders (the Spin-Off) one share of common stock, $0.01 par value, of The Dial Corporation, its wholly-owned subsidiary (Consumer Products) which will own and operate its consumer products business (Consumer Products Common Stock). Following the Spin-Off, The Dial Corp will change its name to “Viad Corp”. All references herein to the “Corporation” mean The Dial Corp, prior to the Spin-Off, and Viad Corp, following the Spin-Off. All Directors of the Corporation, except Directors receiving a regular salary as an employee of the Corporation or one of its subsidiaries, are eligible to participate in this Plan. All Directors who become directors of Consumer Products and cease to be directors of the Corporation in connection with the Spin-Off will no longer be eligible to participate in this Plan, and all obligations accrued prior to the date of the Spin-Off under this Plan with respect to such individuals will be assumed by Consumer Products. A Director may elect to defer under this Plan any retainer or meeting attendance fee otherwise payable to him or her (Compensation) by the Corporation or by domestic subsidiaries of this Corporation (subsidiaries).

2.	EFFECTIVE DATE.

This Plan became effective on January 1, 1981.

3.	ELECTION TO PARTICIPATE IN THE PLAN.

A. (i) A Director of this Corporation may elect to defer the receipt of all or a specified part of the Compensation otherwise payable to him or her during a calendar year by the Corporation or its subsidiaries. Any person who shall become a Director during any calendar year, and who was not a Director of the Corporation or its subsidiaries on the preceding December 31, may elect before the Director’s term begins to defer such Compensation. Such election shall also specify whether the account shall be treated as a cash account under

Section 4A or a stock unit account under Section 4B; provided that an election to defer Compensation into a stock unit account must be specifically approved by the Board of Directors of the Corporation. If the account is to be a cash account, the Compensation, if it is a meeting attendance fee, shall be payable on the date of each applicable meeting, and, if it is a retainer, shall be payable on the last trading day of each applicable quarter. If the account is to be a stock unit account, the Compensation shall be converted into stock units by dividing the closing price of the Corporation’s Common Stock (as reported for the New York Stock Exchange-Composite Transactions) on the day such Compensation is payable into such Compensation, which, in the case of a meeting attendance fee or a retainer, is the last trading day of each applicable quarter.

(ii) In connection with the Spin-Off, the Dial Director’s Retirement Plan (the “Retirement Plan”) will be terminated. As of the Distribution Date, the Corporation will credit, to an existing or newly-established, stock unit account for each Director eligible to participate in this Plan who is a participant under the Retirement Plan (and who does not elect to continue to receive cash payments under the Retirement Plan) a number of stock units equal to (A) the present value of such Director’s vested accrued benefits under the Retirement Plan divided by (B) the closing price of the Corporation’s Common Stock (as reported for the New York Stock Exchange-Composite Transactions) as of the first trading day following the Distribution Date. Such stock unit account shall thereafter be maintained in accordance with this Plan.

B. Any election under this Plan, unless otherwise provided therein, shall be made by delivering a signed request to the Secretary of the Corporation on or before December 31 with respect to the following calendar year, or, for a new Director, on or before his or her term begins. An election shall continue from year to year, unless specifically limited, until terminated by a signed request in the same manner in which an election is made. However, any such termination shall not become effective until the end of the calendar year in which notice of termination is given.

C. Each Director may, by notice delivered to the Secretary of the Corporation, convert: (i) the aggregate balance in his or her deferred compensation account (either before or after payments from the account may have commenced) from an account in the form of stock units to an account in the form of cash in an amount equal to such stock units balance multiplied by the closing price of the Common Stock of the Corporation (as reported for the New York Stock Exchange-Composite Transactions) on the last trading day of the quarter in which such notice is given, said account to accrue interest as set forth in Section 4 below, or (ii) convert the aggregate balance in his or her deferred compensation account (either before or after installment payments from the account may have commenced) from an account in the form of cash to an account in the form of stock units in an amount equal to cash balance divided by the closing price of the Common Stock of the Corporation (as reported for the

New York Stock Exchange-Composite Transactions) on the last trading day of the quarter in which such notice is given, said account to accrue dividend equivalents as set forth in Section 4 below; provided however, that no such notice of conversion (“Conversion Notice”) (a) may be given within six months following the date of an election by such Director, with respect to any plan of the Corporation, that effected a Discretionary Transaction (as defined in Rule 16b-3(f) under the Securities Exchange Act of 1934) that was an acquisition (if the Conversion Notice is pursuant to clause (i)) or a disposition (if the Conversion Notice is pursuant to clause (ii)) or (b) may be given after an individual ceases to be a Director.

4.	ACCRUAL OF INTEREST OR DIVIDEND EQUIVALENTS.

A. If a Director has elected to defer Compensation in the form of cash, then interest on the unpaid balance of such Director’s deferred compensation account, consisting of both accumulated Compensation and interest, if any, will be credited on the last day of each quarter based upon the yield on Merrill Lynch Taxable Bond Index-Long Term Medium Quality (A3) Industrial Bonds in effect at the beginning of such quarter, said interest to commence with the date such compensation was otherwise payable. After payment of deferred Compensation commences, interest shall accrue on the unpaid balance thereof in the same manner until all such deferred Compensation has been paid.

B. If a Director has elected to defer Compensation in the form of stock units, then, in the event of a dividend paid in cash, stock of the Corporation (other than Common Stock) or property, additional credits (dividend equivalents) shall be made to the Director’s stock unit account consisting of a number of stock units equal to the amount of such dividend per share (or the fair market value, on the date of payment, of dividends paid in stock or property), multiplied by the aggregate number of stock units credited to such Director’s deferred compensation account on the record date for the payment of such dividend, divided by the last closing price of the Corporation’s Common Stock (as reported for the New York State Exchange-Composite transactions) prior to the date such dividend is payable to stockholders. Furthermore, additional credits (dividend equivalents) shall be made to the Director’s stock unit account consisting of a number of stock units equal to the amount of such dividend per share (or the fair market value, on the date of payment, of dividends paid in stock or property), multiplied by the incremental number of stock units credited to such Director’s deferred compensation account, on the last business day prior to the date such dividend is payable to stockholders, attributable to meeting attendance fee(s), divided by the last closing price of the Corporation’s Common Stock (as reported for the New York State Exchange-Composite transactions) prior to the date such dividend is payable to stockholders. After payment of deferred Compensation commences, dividend equivalents shall accrue on the unpaid balance thereof in the same manner until all such deferred Compensation has been paid.

C. In the event of a dividend of Common Stock declared and paid by the Corporation, an additional credit shall be made to the Director’s stock unit account of a number of stock units equal to the number of shares of the Corporation’s Common Stock which the Director would have received as a stock dividend had he or she been the owner on the record date for the payment of such stock dividend of the number of shares of Common Stock equal to the number of units in such stock unit account on such date. After payment of deferred Compensation commences, additional credits for stock dividends shall accrue on the unpaid balance thereof in the same manner until all such deferred Compensation has been paid.

D. Notwithstanding and in lieu of the foregoing, in the case of the dividend distribution by the Corporation of the Consumer Products Common Stock in the Spin-Off, a new stock unit and cash account (the Special Account) will be established for each Director (in addition to any existing stock unit account) which will be credited with a number of units representing Consumer Products Common Stock equal to the number of stock units in such Director’s account immediately prior to the Spin-Off. From and after the Spin-Off, the Corporation will credit the Special Account with amount(s) denominated in cash, representing all dividends paid by Consumer Products on the Consumer Products Common Stock, whether paid in cash, Consumer Products Common Stock, other stock or property, in an amount equal to the amount of such dividend per share of Consumer Products Common Stock (or the fair market value on the date of payment of dividends paid in stock or property) multiplied by the aggregate number of stock units credited to such Director’s Special Account on the record date for payment of such dividend. The amount credited as cash shall thereafter accrue interest in accordance with Section 4A. A Director may convert the stock unit portion of the Special Account into an account in the form of cash by using the notice procedures in Section 3C without regard to the six months restriction set forth in the proviso thereto (it being understood that the closing price of the Consumer Products Common Stock, instead of Corporation Common Stock, will be used for such conversion). Section 3C may not, however, be used to convert a cash account into additional units of Consumer Products Common Stock in the Special Account.

5.	ACCOUNTING.

No fund or escrow deposit shall be established by any deferred Compensation payable pursuant to this Plan, and the obligation to pay deferred Compensation hereunder shall be a general unsecured obligation of the Corporation, payable out of its general account, and deferred Compensation shall accrue to the general account of the Corporation. However, the Controller of the Corporation shall maintain an account and properly credit Compensation to each such account, and keep a record of all sums which each participating Director has elected to have paid as deferred Compensation and of interest or dividend equivalents accrued thereon. Within sixty (60) days after the close of each calendar year the Controller shall furnish each Director who has participated in the Plan a statement of all sums and stock units, including interest and dividend equivalents, which have accrued to the account of such Director as of the end of such calendar year.

6.	PAYMENT FROM DIRECTORS’ ACCOUNTS.

A. After a Director ceases to be a director of the Corporation, the aggregate amount of deferred compensation credited to a Director’s account, either in the form of cash or stock units, together with interest or dividend equivalents accrued thereon, shall be paid in a lump sum or, if the Director elects, in substantially equal quarterly, semi-annual, or annual installments over a period of years, not greater than ten (10), specified by the Director. Such election must be made by written notice delivered to the Secretary of the Corporation prior to December 31 of the year preceding the year in which, and at least six months prior to the date on which, the Director ceases to be a director. The first installment (or the lump sum payment) shall be made promptly following the date on which the Director ceases to be a Director of the Corporation, and any subsequent installments shall be paid promptly at the beginning of each succeeding specified period until the entire amount credited to the Director’s account shall have been paid. To the extent installment payments are elected, and the Director’s account consists of cash as well as stock units, a pro rata portion of the cash, and the cash equivalent of a pro rata portion of the stock units, shall be paid with each installment. If the participating Director dies before receiving the balance of his or her deferred compensation account, then payment shall be made in a lump sum to any beneficiary or beneficiaries which may be designated, as provided in paragraph B of this Section 6, or in the absence of such designation, or, in the event that the beneficiary designated by such Director shall have predeceased such Director, to such Director’s estate.

B. Each Director who elects to participate in this Plan may file with the Secretary of the Corporation a notice in writing designating one or more beneficiaries to whom payment shall be made in the event of such Director’s death prior to receiving payment of any or all of the deferred Compensation hereunder.

C. If the Director has elected to defer Compensation in the form of cash, the Corporation shall distribute a sum in cash to such Director, pursuant to his or her election provided for in paragraph A of this Section 6. If the Director has elected to defer Compensation in the form of stock units, the Corporation shall distribute to such Director, pursuant to his or her election provided for in paragraph A of this Section 6, the cash equivalent of the portion of the stock units being distributed in such installment which will be calculated by multiplying (i) the average of the month-end closing prices of the Corporation’s Common Stock (or Consumer Products Common Stock, in the case of stock units in the Special Account) for the last 12 months preceding the date of each distribution, as reported for the New York Stock Exchange-Composite Transactions, by (ii) the number of stock units being distributed in such installment.

7.	CHANGE OF CONTROL OR CHANGE IN CAPITALIZATION.

A. If a tender offer or exchange offer for shares of Common Stock of the Corporation (other than such an offer by the Corporation) is commenced, or if the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation (Change of Control), a lump sum cash payment shall be made to each Director participating in the Plan of the aggregate current balance of his or her deferred compensation account accrued to the Director’s deferred compensation account on the date of the Change of Control, notwithstanding any other provision herein. If the Director has elected to defer Compensation in the form of stock units, the Corporation shall distribute to such Director the sum in cash equal to the closing price of the Corporation’s Common Stock on the day preceding the date of the Change of Control (as reported for the New York Stock Exchange-Composite Transactions) multiplied by the number of stock units in such account. Any notice by a Director to change or terminate his or her election to defer Compensation or before the date of the Change of Control shall be effective as of the date of the Change of Control, notwithstanding any other provision herein.

B. Any recapitalization, reclassification, split up, sale of assets, combination or merger not otherwise provided for herein which affects the outstanding shares of Common Stock of the Corporation (or the stock subject to the Special Account) or any other relevant change in the capitalization of the Corporation (or, in the case of the Special Account, Consumer Products) shall be appropriately adjusted for by the Board of Directors of this Corporation, and any such adjustments shall be final, conclusive and binding.

8.	NONALIENATION OF BENEFITS.

No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to alienate, sell, assign, pledge, encumber or charge the same shall be void. To the extent permitted by law, no right or benefit hereunder shall in any manner be attachable for or otherwise available to satisfy the debts, contracts, liabilities or torts of the person entitled to such right or benefit.

9.	APPLICABLE LAW.

The Plan will be construed and enforced according to the laws of the State of Delaware; provided that the obligations of the Corporation shall be subject to any applicable law relating to the property interests of the survivors of a deceased person and to any limitations on the power of the person to dispose of his or her interest in the deferred Compensation.

10.	AMENDMENT OR TERMINATION OF PLAN.

The Board of Directors of the Corporation may amend or terminate this Plan at any time, provided, however, any amendment or termination of this Plan shall not affect the rights of participating Directors or beneficiaries to payments, in accordance with Section 6 or 7, of amounts accrued to the credit of such Directors or beneficiaries at the time of such amendment or termination.

11.	EFFECT OF SPIN-OFF.

Notwithstanding any other provision of the Plan, if at any time after August 20, 2003, the Corporation effects a spin-off or other distribution to its shareholders (a “Future Spin-off”) of any of its subsidiaries (such subsidiary, “Spinco”), the Future Spin-off shall not be considered to result in any Director’s ceasing to be a director of the Corporation if that Director is a non-employee director of Spinco immediately following the Future Spin-off. Furthermore, with respect to each such Director who is a non-employee director of Spinco immediately following the Future Spin-off, a participant shall not be considered, for purposes of the Plan, to have ceased to be a Director unless he or she is neither a Director of Spinco nor a Director of the Corporation; provided, that any such Director who does not continue as a Director of the Corporation shall not be eligible to continue to defer compensation under the Plan (although he or she may be permitted to do so under a successor or similar plan of Spinco).

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